UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  June 23, 2021

AULT GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DPW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02           DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c)       On June 22, 2021, Ault Global Holdings, Inc. (the “Company”) entered into an employment agreement (the “Agreement”) with Christopher K. Wu to serve as Executive Vice President of Alternative Investments of the Company and as the President of Ault Alliance, Inc., the Company’s wholly -owned subsidiary. The effective date of the Agreement is July 1, 2021 (the “Effective Date”).

From April of 2017 through June 30, 2021, Mr. Wu was the President, Restructuring Advisory and Senior Managing Director of Teneo Capital LLC. Prior to joining Teneo, Mr. Wu was a partner of Carl Marks Advisors for fourteen years as Co-Head of its Investment Banking Group and Member of its Management Committee. Prior to Carl Marks, Mr. Wu was an investment banker with JPMorgan for six years in New York and London focused on M&A, asset backed securities and debt private placements. Mr. Wu is a recognized senior adviser with more than 23 years of investment banking, financial restructuring and principal investment experience.

Mr. Wu’s experience spans many industries with a concentration in commercial real estate, insurance and financial services, alternative energy, cryptocurrencies, technology, business services, consumer products and basic industries. Mr. Wu has closed over 125 transactions in his career encompassing a wide variety of complex transactions, including asset and corporate stock purchases, leveraged buyouts, mergers, spin-offs, carve outs as well as all forms of situational financings including debtor-in-possession, asset-based loans, construction finance, backstop equity, preferred stock and junior capital financings.

In 2020, Mr. Wu’s work on the reorganization of CBCS Washington Street, a five-star luxury hotel in the TriBeCa district of Manhattan was cited as Hospitality Deal of the Year by the M&A Advisor. Mr. Wu was named Financial Adviser of the Year in 2018 for his role in the Chapter 11 reorganization of Navillus Contracting, the largest concrete superstructure subcontractor in New York. He was also named M&A Banker of the Year in 2016 by the Turnaround Atlas Awards and Restructuring Banker of the Year in both 2013 and 2014. In 2013, the M&A Advisor recognized his leading role in the sale of PJ Finance as Real Estate Deal of the Year. In 2011, The Global M&A Network cited his work on FX Luxury Las Vegas I as 2011 Chapter 11 Real Estate Reorganization of the Year – Middle Markets.

Mr. Wu earned a B.A. from the University of Chicago and an M.B.A. in Finance from New York University. Mr. Wu serves as Vice Chairman of the Board of Trustees of the Institute for Career Development, a New York based non-profit agency focused on vocational rehabilitation for people with disabilities.

There were no arrangements or understandings between the Company or any other person and Mr. Wu pursuant to his appointment.

There are no family relationships between Mr. Wu and any other director or executive officer.

The Agreement

Pursuant to the Agreement, Mr. Wu will be paid a base salary of $300,000 per annum (the “Base Salary”). The term of the Agreement shall commence on the Effective Date and shall continue through December 31, 2023, subject to renewal with each party’s consent for another twelve (12) months (the “Term”).

Upon the Effective Date of the Agreement, Mr. Wu is entitled to a signing bonus in the amount of $25,000, payable upon the Effective Date. In addition, during the initial eighteen (18) months of the Term, Mr. Wu shall be entitled to receive a cash incentive payment equal to 1.25% of third-party debt that he is directly involved in obtaining for the Company and/or investments in which the Company participates. After eighteen (18) months, the cash incentive payment shall be reduced to 0.75%. If the Company makes an investment as a direct result of Mr. Wu’s efforts, then he shall be entitled to receive a cash incentive payment equal to 6% of the realized gains, if any, from the investment(s). The 6% cash incentive payment shall be based upon the amount of net realized gains in a calendar year and shall reset annually on January 1st. If the Company receives management fees in connection with an investment as a direct result of Mr. Wu’s efforts or, in the Company’s discretion, Mr. Wu contributes significantly to the transaction and subsequent management, then he may be eligible to receive a portion of the management fee commensurate with his contribution. The payment of any management fee shall be determined on a case-by-case basis.

Mr. Wu shall be eligible to receive an annual bonus (the “Annual Bonus”) if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors for earning bonuses, which bonus may consist of cash, the Company’s Class A Common Stock (the “Common Stock”), or a combination of the two.

Further, Mr. Wu is entitled to receive equity participation as follows: (A) a grant of restricted stock in the aggregate amount of 100,000 shares of Common Stock, issued under the Company’s 2021 Stock Incentive Plan, which shares shall vest in 12.5% increments, semi-annually, on May 15th and November 15th over a period of 48 months, beginning with the first month after the effective date, and (B) an option to purchase 400,000 shares of common stock at a per share exercise price equal to the closing market price on the effective date, which option shall have a term of seven (7) years and vest ratably over 48 months. The vesting of the restricted stock and options are both contingent upon receiving shareholder approval of the Company’s 2021 Stock Incentive Plan.

Mr. Wu’s bonuses, if any, and all stock based compensation shall be subject to “Company Clawback Rights” if during the period that Mr. Wu is employed by the Company and upon the termination of Mr. Wu’s employment and for a period of two years thereafter, if there is a restatement of any of the Company’s financial results from which any bonuses and stock based compensation to Mr. Wu shall have been determined.

Upon termination of Mr. Wu’s employment (other than upon the expiration of the employment), Mr. Wu shall be entitled to receive: (A) any earned but unpaid base salary through the termination date; (B) all reasonable expenses paid or incurred; and (C) any accrued but unused vacation time.

Further, unless Mr. Wu’s employment is terminated as a result of his death or disability, for cause, or he terminates his employment without good reason, then upon the termination or non-renewal of Mr. Wu’s employment, the Company shall pay Mr. Wu an amount equal to six (6) months of the Base Salary (as in effect immediately prior to the termination date), and (b); and a prorated bonus amount equal to the Annual Bonus generated during the fraction of the year that the Executive has been employed as of the termination date, payable in accordance with standard bonus payment practices of the Company.

The preceding discussion is qualified in its entirety to Mr. Wu’s Agreement that has been filed as an exhibit.

Item 9.01	Exhibits and Financial Statements.

(d)	Exhibits:

Exhibit No.	Description

10.1	Executive Employment Agreement with Christopher K. Wu dated June 22, 2021 *

* Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AULT GLOBAL HOLDINGS, INC.

Dated: June 23, 2021	/s/ Henry Nisser
Henry Nisser
President and General Counsel